Exhibit 10.1

CONFIRMATION AGREEMENT

This Confirmation Agreement (this “Agreement”) is made and effective as of March 9, 2021 among MINERA PLATA REAL, S. DE R.L. DE C.V., a Mexico variable capital company (a “sociedad de responsabilidad limitada de capital variable” in Spanish) (“MPR”), OPERACIONES SAN JOSÉ DE PLATA S. DE R.L. DE C.V., a Mexico variable capital company (“Operaciones”), Servicios San José de Plata S. de R.L. de C.V., a Mexico variable capital company (“SSJ”) (MPR, Operaciones and SSJ, collectively, the “LGJV”), GATOS SILVER, INC., a corporation formed under the laws of the State of Delaware (formerly, Sunshine Silver Mining & Refining Corporation) (“GSI”), and DOWA METALS & MINING CO., LTD., a corporation incorporated under the laws of Japan (“Dowa”).

Background

A.       Reference is made to (i) the Unanimous Omnibus Partner Agreement, dated January 1, 2015 (as amended, the “Partner Agreement”), entered into among Dowa, GSI and the LGJV, the (ii) Working Capital Facility Agreement, dated May 30, 2019 (the “WCF Agreement”), entered into among the same parties and (iii) the Option Agreement, dated May 30, 2019 (the “Option Agreement”), entered into among Dowa, GSI, MPR and Operaciones.

B.       To meet the ongoing capital needs of the LGJV, on January 23, 2018, the LGJV, Dowa and GSI entered into a loan agreement, dated January 23, 2018 (the “Dowa-MPR Loan”), pursuant to which Dowa advanced $65,677,987.07 to MPR to be repaid on or before June 30, 2019.

C.       Prior to May 30, 2019, Dowa directly owned 30% of the equity interests of each of MPR and Operaciones, and GSI directly owned 70% of each of MPR and Operaciones.

D.       On May 30, 2019, (i) MPR, using all of the proceeds of a capital contribution from GSI, repaid a portion of the Dowa-MPR Loan in the amount of $18,200,000.00, (ii) Dowa converted an additional portion of the Dowa-MPR Loan in the amount of $7,800,000.00 into a capital contribution to MPR and Operaciones by Dowa, and (iii) Dowa converted the remaining balance on the Dowa-MPR Loan with all accrued interest into a capital contribution to MPR and Operaciones, such contribution in this clause (iii) having diluted GSI’s ownership interest in each of MPR and Operaciones.

E.       Since May 30, 2019, as a result of the dilutive contribution in paragraph D, clause (iii) above, Dowa has directly owned 48.518% of the equity interests of each of MPR and Operaciones, and GSI has directly owned 51.482% of each of MPR and Operaciones.

F.       Pursuant to the WCF Agreement, as of the date hereof Dowa (as lender) has made Advances (as defined in the WCF Agreement) totaling $60,000,000.00 (the “WCF Advances Amount”) in the aggregate to the LGJV (as borrowers), the outstanding interest accrued thereon will total $374,627.44 in the aggregate as of March 9, 2021 (“WCF Outstanding Interest”) (the sum of the WCF Advances Amount plus the WCF Outstanding Interest equals $60,374,627.44 and is referred to as the “WCF Outstanding Amount”).

G.       (i) Pursuant to the Option Agreement, Dowa has granted to GSI the right to purchase (the “Purchase Option”) social capital representing a Participating Interest (as defined in the Option Agreement) of 18.518% in each of MPR and Operaciones (the “Option Shares”) for the Exercise Price calculable pursuant to the terms thereof and (ii) pursuant to the terms hereof, the parties desire that GSI exercise the Purchase Option pursuant to the terms of the Option Agreement (as modified by this Agreement) for the Final Exercise Price (as defined below).

H.       Pursuant to the terms hereof, the parties desire to provide for additional capital contributions to the LGJV.

I.       Simultaneously with the execution of this Agreement, the parties hereto have also entered into that certain escrow agreement, dated as of the date hereof (the “Escrow Agreement (2021)”), with U.S. Bank National Association, a national banking association (the “Escrow Agent”) providing for the escrow and release of certain payments and documents as further set forth herein in order to facilitate the transactions contemplated hereby. A true and correct copy of the Escrow Agreement (2021) is attached hereto as Exhibit A.

Agreements

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Pre-Closing Flow of Funds and Certain Other Matters.

(a)                Before or on March 10, 2021 (the “Initial Funding Date”), each of the following parties shall make the following deposits with the Escrow Agent, each such deposit to be held in accordance with the terms of this Agreement and the Escrow Agreement (2021):

(i)	GSI shall deposit or cause to be deposited: (i) an amount equal to $42,000,000.00 (the “GSI-LGJV Loan Amount”), by wire transfer of immediately available funds pursuant to the wire instructions attached hereto as Exhibit B; (ii) an amount equal to $71,550,000.00 (the “Final Exercise Price”), by wire transfer of immediately available funds pursuant to the wire instructions attached hereto as Exhibit B; (iii) GSI’s signature page to the Social Parts Transfer Agreement in respect of the Option Shares in the form attached hereto as Exhibit C (the “Social Parts Transfer Agreement”); and (iv) GSI’s signature page to the Second Amending Agreement to the Partnership Shares Collateral Agreement in the form attached hereto as Exhibit D (the “Second Amending Agreement to the Partnership Shares Collateral Agreement”).

(ii)	Dowa shall deposit or cause to be deposited: (i) an amount equal to $18,000,000.00 (the “Dowa-LGJV Loan Amount”), by wire transfer of immediately available funds pursuant to the wire instructions attached hereto as Exhibit B; (ii) Dowa’s signature page to the Social Parts Transfer Agreement; and (iii) Dowa’s signature page to the Second Amending Agreement to the Partnership Shares Collateral Agreement.

(b)                Promptly following the Initial Funding Date and the Escrow Agent’s confirmation that it has received each of the deposits required under Section 1(a), and in any event no later than March 11, 2021 (but subject to the Escrow Agent’s confirmation that it has received such deposits) (the “Second Funding Date”):

(i)	The parties shall instruct the Escrow Agent to release from the Escrow Account an amount equal to $60,000,000.00 (the “Partner Loans Amount”), which amount is the sum of the GSI-LGJV Loan Amount plus the Dowa-LGJV Loan Amount, to the LGJV, by wire transfer of immediately available funds, as follows:

(A)	$8,000,000.00 shall be released to MPR pursuant to the wire instructions attached hereto as Exhibit B; and

(B)	$52,000,000 shall be released to Operaciones pursuant to the wire instructions attached hereto as Exhibit B.

(ii)	Immediately following the LGJV’s receipt of the Partner Loans Amount from the Escrow Agent under Section 1(b)(i), the LGJV shall deposit or cause to be deposited the WCF Advances Amount, by wire transfer of immediately available funds to the Escrow Agent pursuant to the wire instructions attached hereto as Exhibit B, to be held in accordance with the terms of this Agreement and the Escrow Agreement (2021).

(c)                Promptly following the Second Funding Date and the Escrow Agent’s confirmation that it has received the WCF Advances Amount from the LGJV under Section 1(b)(ii), and in any event no later than March 12, 2021 (but subject to the Escrow Agent’s confirmation that it has received the WCF Advances Amount), the parties shall instruct the Escrow Agent to release from the Escrow Account:

(i)	An amount equal to the sum of the Final Exercise Price and the WCF Advances Amount, which sum is $131,550,000.00, to Dowa.

(ii)	GSI’s signature page to the Social Parts Transfer Agreement and the Second Amending Agreement to the Partnership Shares Collateral Agreement, to the other parties hereto.

(iii)	Dowa’s signature pages to each of the Social Parts Transfer Agreement and the Second Amending Agreement to the Partnership Shares Collateral Agreement, to the other parties hereto.

Each party hereto shall take any and all actions required under the Escrow Agreement (2021) necessary for the Escrow Agent to make the releases contemplated by this Section 1. The “Closing Date” is the date on which the releases contemplated by this Section 1(c) are completed by the Escrow Agent and received by the intended recipients thereof.

2.	GSI Makes a Loan to the LGJV. On the Second Funding Date, GSI (in its capacity as a lender) hereby makes a loan (the “GSI-LGJV Loan”) in the principal amount equal to the GSI-LGJV Loan Amount to the LGJV (in its capacity as a borrower), of which (i) $5,600,000.00 is loaned to MPR in its capacity as a borrower and (ii) $36,400,000.00 is loaned to Operaciones in its capacity as a borrower. The GSI-LGJV Loan shall bear interest, and the LGJV shall be permitted to pre-pay, in part or in full, the GSI-LGJV Loan at any time without penalty. The GSI-LGJV Loan is evidenced by the terms of this Section 2, GSI’s payment under Section 1(a)(i) and the Escrow Agent’s release under Section 1(b)(i).

3.	Dowa Makes a Loan to the LGJV. On the Second Funding Date, Dowa (in its capacity as a lender) hereby makes a loan (the “Dowa-LGJV Loan”) in the principal amount equal to the Dowa-LGJV Loan Amount to the LGJV (in its capacity as a borrower), of which (i) $2,400,000.00 is loaned to MPR in its capacity as a borrower and (ii) $15,600,000.00 is loaned to Operaciones in its capacity as a borrower. The Dowa-LGJV Loan shall bear interest, and the LGJV shall be permitted to pre-pay, in part or in full, the Dowa-LGJV Loan at any time without penalty. The Dowa-LGJV Loan is evidenced by the terms of this Section 3, Dowa’s payment under Section 1(a)(ii) and the Escrow Agent’s release under Section 1(b)(i).

4.	The LGJV Pays the WCF Outstanding Amount. On the Closing Date, the LGJV will be deemed to have paid the WCF Advances Amount by virtue of the LGJV’s having deposited the WCF Advances Amount with the Escrow Agent and the Escrow Agent’s subsequent release of such amount to Dowa pursuant to the terms hereof. On March 9, 2021, the parties hereto agree that the LGJV shall pay directly to Dowa (outside of the escrow arrangements contemplated herein), by wire transfer of immediately available funds, to Dowa pursuant to the wire instructions attached hereto as Exhibit B, the WCF Outstanding Interest. The parties hereto agree that upon the consummation of the transactions contemplated by this Agreement, the Arrangement Fee (as defined in the WCF Agreement) shall be deemed to cease to accrue under the WCF Agreement effective as of December 31, 2020, and Dowa shall be deemed to have fully discharged and released GSI from any and all claims, obligations, and liabilities relating to Arrangement Fee. In furtherance of the foregoing, Dowa hereby represents that GSI has paid the Arrangement Fee in full through December 31, 2020.

5.	GSI Exercises the Purchase Option.

(a)            On the Closing Date, GSI shall be deemed to have exercised the Purchase Option pursuant to the Option Agreement at an Exercise Price equal to the Final Exercise Price, notwithstanding such Exercise Price (as defined in the Option Agreement) is less than what would otherwise be provided for under the Option Agreement. It is agreed and understood that Dowa hereby accepts the Final Exercise Price as GSI’s final payment related to the Purchase Option, and that Dowa shall be solely responsible for any additional tax amounts it may owe to any governmental authorities related to the Option Agreement transaction; provided, however, if the Final Exercise Price provides for an amount that is in excess of the tax amount owed by Dowa to any governmental authorities, Dowa shall be allowed to keep such excess amount and in no event shall GSI be entitled to a refund of the same. The Final Exercise Price is equal to $58,000,000.00 base price for the Option Shares plus $13,550,000.00 attributable to approximately 70% of the total taxes to be incurred by Dowa in connection with GSI’s exercise of the Purchase Option.

(b)            GSI’s obligation to pay the Final Exercise Price to Dowa shall be deemed to have been satisfied on the Closing Date by virtue of GSI having deposited the Final Exercise Price with the Escrow Agent and the Escrow Agent’s subsequent release of such amount to Dowa pursuant to the terms hereof.

(c)            For the avoidance of doubt, this Agreement shall be deemed to be both the Purchase Option Notice and Exercise Price Notice contemplated by the Option Agreement.

(d)            On the Closing Date, Dowa will convey to GSI all legal and beneficial right, title and interest in and to the Option Shares, free and clear of any and all Encumbrances other than Permitted Encumbrances. For purposes of this Agreement, (i) “Encumbrances” shall include any charge, claim, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership and (ii) “Permitted Encumbrances” shall include any and all Encumbrances granted pursuant to or in connection with the Term Loan Agreement, dated as of July 11, 2017, by and among the LGJV, Dowa and GSI (among others) (the “Term Loan Agreement”), the Amending Agreement to the Partnership Shares Collateral Agreement, dated December 7, 2017 (as may be amended, modified and/or supplemented from time to time, including but not limited to the Second Amending Agreement to the Partnership Shares Collateral Agreement), and any and all documents (including guarantees) ancillary thereto.

(e)                Immediately following GSI’s exercise of the Purchase Option and the transactions contemplated by Section 5(a), the Participating Interest (as defined in the Partner Agreement) of each entity comprising the LGJV shall be as set forth immediately below:

Joint Venture Entity	Participating Interest
MPR
Dowa:	30%
GSI:	70%
Operaciones
Dowa:	30%
GSI:	70%
SSJ
Dowa:	0.005%
GSI:	0.005%
OSJ:	99.99%

The LGJV acknowledges and agrees to the forgoing and shall reflect the transactions contemplated by this Section 5 in accordance with the treatment of such transactions as set forth in this Section 5, including by updating the capital accounts of each of Dowa and GSI to reflect their respective Participating Interests.

6.	Dowa and GSI Each Make a Capital Contribution to the LGJV. On the Closing Date, after completion of the Purchase Option transactions described above in Section 5, and in accordance with their respective Participating Interests set forth in Section 5(e), each of Dowa and GSI shall be deemed to have made a capital contribution to the LGJV in an aggregate amount equal to $60,000,000.00 (the “Capital Contribution”), provided that:

(a)                In lieu of making its $42,000,000.00 pro rata portion of the Capital Contribution, GSI hereby agrees to satisfy its obligations with respect thereto by converting the GSI-LGJV Loan to capital in the LGJV (allocated in accordance with GSI’s Participating Interests set forth in Section 5(e)).

(b)                In lieu of making its $18,000,000.00 pro rata portion of the Capital Contribution, Dowa hereby agrees to satisfy its obligations with respect thereto by converting the Dowa-LGJV Loan to capital in the LGJV (allocated in accordance with Dowa’s Participating Interests set forth in Section 5(e)).

The LGJV acknowledges and agrees to the forgoing and shall reflect the transactions contemplated by this Section 6 in accordance with the treatment of such transactions as set forth in this Section 6, including by updating the capital accounts of each of Dowa and GSI to reflect their respective pro rata portions of the Capital Contribution. Each of Dowa and GSI acknowledges and agrees that following the consummation of the transactions contemplated by this Agreement, neither the GSI-LGJV Loan nor the Dowa-LGJV Loan shall be outstanding.

7.	Order of Transactions. The transactions contemplated by this Agreement shall be deemed to have been consummated in the following order, notwithstanding anything to the contrary in this Agreement:

(a)                The GSI-LGJV Loan and the Dowa-LGJV Loan shall be deemed to have been made simultaneously on the Second Funding Date pursuant to Section 2 and Section 3, respectively; then

(b)                The LGJV shall be deemed to have paid the WCF Outstanding Amount pursuant to Section 4 on the Closing Date; then

(c)                GSI shall be deemed to have exercised the Purchase Option pursuant to Section 5 on the Closing Date; then

(d)                The Capital Contribution shall be deemed to have been made, and the GSI-LGJV Loan and the Dowa-LGJV Loan shall each be deemed to have been satisfied in full by conversion to capital, pursuant to Section 6 on the Closing Date.

8.	Social Parts Transfer Agreement. On the Closing Date and upon the release and delivery of the signature pages to the Social Parts Transfer Agreement pursuant to Section 1(c)(ii) and Section 1(c)(iii), the Social Parts Transfer Agreement shall automatically (and without any further action) be dated as of the Closing Date and become fully effective and in force, it being understood that until such release and delivery from escrow pursuant to the terms hereof the Social Parts Transfer Agreement shall not be effective or have any force or effect.

9.	Second Amending Agreement to the Partnership Shares Collateral Agreement. On the Closing Date and upon the release and delivery of the signature pages to the Second Amending Agreement to the Partnership Shares Collateral Agreement pursuant to Section 1(c)(ii) and Section 1(c)(iii), the Second Amending Agreement to the Partnership Shares Collateral Agreement shall automatically (and without any further action) be dated as of the Closing Date and become fully effective and in force, it being understood that until such release and delivery from escrow pursuant to the terms hereof the Second Amending Agreement to the Partnership Shares Collateral Agreement shall not be effective or have any force or effect.

10.	Board Approvals; Public Announcements.

(a)             Each of the parties hereto (other than Dowa) acknowledges and agrees that: (i) Dowa’s obligations under and performance of this Agreement are expressly conditioned upon Dowa’s receipt of (A) the approval from Dowa’s board of directors of this Agreement and the transactions contemplated hereby and (B) the approval from the board of directors of Dowa’s parent, Dowa Holdings, to this Agreement and the transactions contemplated hereby (such approvals, together the “Dowa Board Approvals”) and (ii) each such board of directors shall make its determination of whether to approve this Agreement and the transactions contemplated hereby in its absolute and sole discretion.

(b)             Each of the parties hereto (other than GSI) acknowledges and agrees that: (i) GSI’s obligations under and performance of this Agreement are expressly conditioned upon GSI’s receipt of the approval from GSI’s board of directors of this Agreement and the transactions contemplated hereby (the “GSI Board Approval”) and (ii) the board of directors shall make its determination of whether to approve this Agreement and the transactions contemplated hereby in its absolute and sole discretion.

(c)             In the event any party hereto proposes to issue any press release or public announcement concerning any provisions of this Agreement or the transactions contemplated hereby, such party shall so advise the other parties hereto, and the parties shall thereafter use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued. No party will publicly disclose or divulge any provisions of this Agreement or the transactions contemplated hereby without the other parties’ prior written consent, except as may be required by applicable law. Notwithstanding the forgoing, in no event shall any such press release or public announcement be made prior to written confirmation that the Dowa Board Approvals and the GSI Board Approval have both been obtained.

11.	Termination. This Agreement shall terminate: (i) immediately upon written notice from Dowa to the other parties hereto that Dowa has not received the Dowa Board Approvals, (ii) immediately upon written notice from GSI to the other parties hereto that GSI has not received the GSI Board Approval, or (iii) immediately upon written notice from either Dowa or GSI to the other parties hereto if for any reason the Closing Date does not occur by March 17, 2021 (the “Outside Date”), unless the parties mutually agree in writing to extend the Outside Date. If this Agreement is terminated in accordance with the terms hereof, then the transactions contemplated hereby shall be automatically abandoned and the terms and provisions hereof shall be of no force or effect. For clarity, if this Agreement is terminated pursuant to the terms hereof, then: (a) the parties shall instruct the Escrow Agent to return to the payors thereof all payments received by the Escrow Agent pursuant to this Agreement; (b) the Arrangement Fee shall continue to accrue under the WCF Agreement; (c) the WCF Agreement and the Option Agreement will continue in full force and effect, without any amendments, modifications or otherwise as contemplated by this Agreement; and (d) the signature pages held in escrow to the Social Parts Transfer Agreement and the Second Amending Agreement to the Partnership Shares Collateral Agreement shall never be released from escrow and the Social Parts Transfer Agreement and the Second Amending Agreement to the Partnership Shares Collateral Agreement shall never become effective or have any force or effect.

12.	Further Assurances. Each party hereby agrees, at the expense of the LGJV, to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby, including (a) participating in a partners’ meeting to confirm and ratify approval by the LGJV of such transactions; (b) cause the transactions described above to be recorded in the corporate records of the LGJV; (c) cause the existing social part certificates of the LGJV to be canceled and new social part certificates to be reissued reflecting the new ownership percentages of the LGJV set forth in Section 5(e); and (d) completing any registrations or other formalities that may be required to perfect the first priority security interest in the Option Shares granted to Dowa pursuant to the Second Amending Agreement to the Partnership Shares Collateral Agreement. In furtherance of the foregoing, Dowa hereby agrees to take all customary and reasonable actions necessary on or as soon as reasonably practicable after the Closing Date to release all Encumbrances (other than Permitted Encumbrances) associated with the WCF Agreement and deliver evidence of such releases to GSI.

13.	Representations and Warranties. Each party hereby represents and warrants to each other party that, as of the date hereof and the Closing Date:

(a)             Such party has full power, authority and legal right to enter into this Agreement and the other documents contemplated hereby to which it is a party and to perform all its obligations hereunder and thereunder.

(b)            This Agreement and the other documents contemplated hereby to which such party is a party have been duly executed and delivered by such party, and this Agreement and the other documents contemplated hereby to which it is a party constitute the legal, valid and binding obligation of such party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and or similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

(c)             The execution, delivery and performance of this Agreement and of the other documents contemplated hereby to which such party is a party (A) are within such party’s corporate or company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of law or the terms of such party’s organizational and governing documents, (B) will not conflict with or violate any law or regulation, or any judgment, order or decree of any governmental authority, (C) will not require the approval and/or consent of any governmental authority or any other person, and (D) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under the provisions of any agreement, instrument, or other document to which such party is a party or by which it or its property is a party or by which it may be bound.

14.	Additional Dowa Representation and Warranty. Dowa hereby represents and warrants to GSI that, as of the date hereof and the Closing Date, Dowa is the record and beneficial owner of and has good and valid title to and unrestricted power to vote the Option Shares, and the Option Shares are owned by Dowa free and clear of all Encumbrances (other than Permitted Encumbrances). Dowa is not a party to any option, warrant, purchase right or other contract (other than this Agreement and Option Agreement) that requires Dowa to sell, transfer or otherwise dispose of any of the Option Shares.

15.	Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given:

(a)            upon personal delivery to the party to be notified;

(b)            five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(c)            one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications will be sent as follows:

If to Dowa and/or	Dowa Metals & Mining Co., Ltd.
the LGJV, to:	14-1, Sotokanda 4-Chome
Chiyoda-ku, Tokyo 101-0021 Japan
Attn: Hideo Kudo
Director, General Manager
Resource Development &
Raw Materials Department
kudoh@dowa.co.jp
Telephone: +81 3-6847-1201

with a copy to (which will not constitute notice to Dowa):

Torys LLP
1114 Avenue of the Americas
23rd Floor
New York, NY 10036
Attn: Don Bell
dbell@torys.com
Telephone: +1 (212) 880-6118

If to GSI and/or	8400 E. Crescent Parkway, Suite 600
the LGJV, to:	Greenwood Village, CO 80111
Attn:Roger Johnson, CFO
Telephone: +1 (303) 784-5350
E-mail: rjohnson@gatossilver.com

with a copy to (which will not constitute notice to GSI):

Snell & Wilmer L.L.P.
1200 17th St #1900
Denver, Colorado 80202
Attn: Jason B. Brinkley
Email: jbrinkley@swlaw.com
Telephone: +1 (303) 634-2066

16.	Severability. The determination that any provision of this Agreement is invalid or unenforceable will not affect the validity or enforceability of the remaining provisions or of that provision under other circumstances. Any invalid or unenforceable provision will be enforced to the maximum extent permitted by law.

17.	Counterparts. This Agreement may be executed in counterparts, each of which when executed will be an original, and all of which, when taken together, will constitute one agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission has the same legal effect as an original signed copy.

18.	Governing Law. This Agreement and the rights and obligations of the parties hereunder will be construed in accordance with and be governed by the internal laws of the state of New York without regard to its conflicts of laws principles.

19.	Amendments, Assignments. All amendments to this Agreement must be in writing and signed by the parties hereto. No party may assign its rights hereunder, in whole or in part, without the consent of the other parties.

20.	Currency. Unless otherwise stated, all references to currency, monetary values and dollars (including “$”) set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

21.	Dates. Unless otherwise stated, all dates set forth herein shall mean such date in the United States.

22.	Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The amendments, modifications and waivers contained herein with respect to the agreements expressly referenced herein shall not be construed as an amendment or modification to, or waiver of any provision of, any other agreement or understanding among any of the parties hereto, including, without limitation, the Term Loan Agreement and related agreements and security and the Priority Distribution Agreement, dated May 30, 2019, by and between Dowa, GSI and the LGJV, which remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Confirmation Agreement as of the date first set forth above.

DOWA METALS & MINING CO., LTD.

By:	/s/ Toshiaki Suyama
	Name:	Toshiaki Suyama
	Title:	President

GATOS SILVER, INC.

By:	/s/ Roger Johnson
	Name:	Roger Johnson
	Title:	Chief Financial Officer

MINERA PLATA REAL, S. DE R.L. DE C.V.

By:	/s/ Roger Johnson
	Name:	Roger Johnson
	Title:	Treasurer

OPERACIONES SAN JOSE DE PLATA, S. DE R.L. DE C.V.

By:	/s/ Roger Johnson
	Name:	Roger Johnson
	Title:	Treasurer

Servicios San José de Plata S. de R.L. de C.V.

By:	/s/ Roger Johnson
	Name:	Roger Johnson
	Title:	Treasurer

EXHBIT A

Escrow Agreement (2021)

EXHIBIT B

Wire Instructions

EXHIBIT C

Social Parts Transfer Agreement

EXHIBIT D

Second Amending Agreement to the Partnership Shares Collateral Agreement